                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated February 16, 2001 relating to the financial statements of Viisage Technology, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

   We also consent to the reference to us under the caption "Experts" in the prospectus.

                                          /s/ BDO SEIDMAN, LLP

Boston, Massachusetts
January 8, 2002